Exhibit 10.11

Private and Confidential

Bridgetown LLC

38/F Champion Tower

3 Garden Road, Central

Hong Kong

September 8, 2023

Ladies and Gentlemen:

Reference is made to the Business Combination Agreement, dated May 25, 2023, entered into by and among, Bridgetown Holdings Limited, a Cayman Islands exempted company limited by shares (“Bridgetown”), MoneyHero Limited, a Cayman Islands exempted company limited by shares (“PubCo”), Gemini Merger Sub 1 Limited, a Cayman Islands exempted company limited by shares and a direct wholly-owned subsidiary of PubCo, Gemini Merger Sub 2 Limited, a Cayman Islands exempted company limited by shares and a direct wholly-owned subsidiary of PubCo and CompareAsia Group Capital Limited, a Cayman Islands exempted company limited by shares (the “Company”) (the “Business Combination Agreement”). Capitalized terms used in this letter that are otherwise undefined shall have the meanings ascribed to them in the Business Combination Agreement.

Reference is also made to the Securities Assignment Agreement (the “Agreement”), dated as of September 22, 2020, entered into by and between Bridgetown LLC, a Cayman Islands limited liability company (the “Sponsor”) and me.

As you are aware, I currently hold 594,946 Acquiror Class B Ordinary Shares that were granted to me pursuant to the Agreement (such shares or the PubCo Class B Ordinary Shares into which such shares are exchanged in the Initial Merger in each case as adjusted for share splits, share combinations, reclassifications and similar events, “My Shares”). I hereby acknowledge and agree that My Shares shall be subject to re-transfer to Sponsor for nil consideration following the Acquisition Closing Date, upon determination by Sponsor (which notwithstanding clause 5(ii) of the Agreement may be at any time (including following the Acquisition Closing Date) based upon Sponsor’s determination in its sole and absolute discretion of my contributions to Sponsor and/or its Affiliates and the stock price performance of PubCo Class A Ordinary Shares.

In furtherance of the foregoing, I hereby agree that in the event Sponsor notifies me in writing of a request to transfer any or all of My Shares to Sponsor (a “Transfer Notice”), I shall transfer to Sponsor for nil consideration such number of My Shares as is indicated in the Transfer Notice (such shares, the “Transferred Shares”) within 5 Business Days of the later of (i) my receipt of the Transfer Notice and (ii) the Acquisition Closing Date, by delivering to Sponsor a completed share transfer form in the form of Exhibit A in respect of the Transferred Shares.

By signing this letter agreement, I hereby agree (i) not to transfer any of My Shares to any party, other than Sponsor, without the prior written consent of the Pacific Century Group (a “PCG Consent”), (ii) not to exercise any right I may have to retain or dispute the transfer to Sponsor of any Transferred Shares for nil consideration and (iii) that I irrevocably relinquish any right or interest of any nature whatsoever that I may have in and to the Transferred Shares.

Sponsor hereby agrees that I shall not be obligated to transfer to Sponsor any portion of My Shares that (i) have been transferred to a third party in accordance with a PCG Consent; or (ii) following delivery of a Transfer Notice are not Transferred Shares, and by signing this letter agreement, Sponsor agrees that it shall not exercise any of its rights to any of portion of My Shares referred to in (i) or (ii) and irrevocably relinquishes any right or interest of any nature whatsoever in such portion of My Shares.

For the purposes of this letter agreement, you may serve the Transfer Notice on me by emailing such Transfer Notice to Steve.Teichman@pcg-group.com.

This letter agreement (and the Agreement) shall be governed by the laws of the Hong Kong Special Administrative Region. Any dispute, controversy, difference or claim arising out of or relating to this letter agreement (or the Agreement) shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The seat of arbitration shall be Hong Kong, and the number of arbitrators shall be three.

[Signature page follows]

Sincerely,

/s/ Steven Teichman
Steven Teichman

Please indicate your acceptance of the terms of this letter by signing in the space below and returning a signed copy of this letter to me.

By signing below, Sponsor, hereby acknowledges and agrees to the terms and conditions set forth herein.

For and on behalf of Bridgetown LLC

/s/ Matthew Danzeisen
Name:	Matthew Danzeisen
Title:	Manager

Exhibit A

SHARE TRANSFER

Steven Teichman (the “Transferor”) does hereby transfer to Bridgetown LLC of c/o 38/F Champion Tower, 3 Garden Road, Central, Hong Kong (the “Transferee”), [insert number of Transferred Shares] Class B ordinary shares standing in the Transferor’s name in the undertaking called [Bridgetown Holdings Limited] [MoneyHero Limited] (an exempted company incorporated in the Cayman Islands), to hold the same unto the Transferee.

Signed by the Transferor

Name:	Steven Teichman

Dated: [●] 2023

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